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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Foothill Independent Bancorp:


We consent to the incorporation by reference of our report dated March 10, 1998, on the financial statements of Foothill Independent Bank Partners in Your Future retirement plan as of December 31, 1997 and 1996, included as part of this Form 10-K into the Registration Statement on Form S-8 (Registration Number 33-57586).



                                              /s/ Vavrinek, Trine, Day & Company
                                              ----------------------------------
                                                  VAVRINEK, TRINE, DAY & COMPANY
                                                  Certified Public Accountants


March 26, 1998
Rancho Cucamonga, California